UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: November 20, 2025

(Date of earliest event reported)

GT Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other Jurisdiction of Incorporation)

1-40023	94-1620407
(Commission File Number)	(IRS Employer Identification No.)

N/A1

(Address of Principal Executive Offices and zip code)

(415) 919-4040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each Exchange on which registered
Common stock, $0.001 par value	GTBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1 Effective as of July 1, 2024, the Company became a fully remote company. We do not maintain a principal executive office. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, any stockholder communication required to be sent to the Company’s principal executive offices may be directed to 505 Montgomery Street, 10th Floor, San Francisco, California 94111, or by email to auditcommittee@gtbiopharma.com.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 20, 2025, GT Biopharma, Inc. (the “Company”) received a letter (the “Letter”) from the Nasdaq Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that its common stock, $0.001 par value per share (the “Common Stock”) had closed below $1 per share for 30 consecutive business days and, as a result, the Company was not in compliance with the $1 minimum bid price requirement for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). This Letter has no immediate effect on the listing of the Company’s Common Stock which will continue to trade on The Nasdaq Capital Market under the symbol “GTBP,” subject to the Company’s compliance with the other Nasdaq listing requirements.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a compliance period of 180 calendar days from the date of the Letter, or until May 19, 2026 (the “Compliance Period”), to regain compliance with the Minimum Bid Price requirement. If at any time during the Compliance Period, the closing bid price of the Company’s Common Stock is at least $1.00 per share for a minimum of ten consecutive business days (unless the Nasdaq staff exercises its discretion to extend this ten business day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H)), Nasdaq will provide the Company written confirmation of compliance with the Minimum Bid Price, and the matter will be closed.

If the Company does not regain compliance during the Compliance Period, the Company may be eligible for an additional 180-calendar day period to regain compliance with the Minimum Bid Price, provided that it meets the applicable market value of publicly held shares requirement for continued listing and all other applicable standards for initial listing on The Nasdaq Capital Market (except the Minimum Bid Price requirement), and notifies Nasdaq of its intent to cure the deficiency by effecting a reverse stock split of its Common Stock, if necessary. If Nasdaq determines that the Company is not eligible for an additional 180 calendar days compliance period or the Company will not be able to cure the deficiency with the Minimum Bid Price requirement within the allotted compliance period, the Company’s stock will be subject to delisting.

The Company intends to monitor the closing bid price of the Common Stock and assess its available options to regain compliance with the Minimum Bid Price requirement and continue listing on The Nasdaq Capital Market. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price requirement or will otherwise be in compliance with other applicable Nasdaq listing rules.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT BIOPHARMA, INC.

Date: November 26, 2025	By:	/s/ Alan Urban
Alan Urban
Chief Financial Officer